ESCROW AGREEMENT


         ESCROW AGREEMENT, dated as of this 1st day of June, 1996 by and between JOHN R. QUINN ("Quinn"); CHILDREN'S BROADCASTING CORPORATION ("Children's Broadcasting Corporation"); and PEPPER & CORAZZINI, L.L.P. ("Escrow Agent").

                               W I T N E S S E T H

         WHEREAS, pursuant to a Stock Purchase Agreement dated January 19, 1996, as amended, between Seller and Buyer, Seller sold to Buyer, and Buyer purchased from Seller the corporate stock of Radio Elizabeth, Inc., the licensee of radio station WJDM(AM), Elizabeth, New Jersey;

         WHEREAS, in the consummation of that certain January 19, 1996 Stock Purchase Agreement, as amended, Quinn and Children's Broadcasting Corporation desire that the Escrow Agent hold certain funds in escrow under the terms of a Stock Purchase Agreement by and among Children's Broadcasting Corporation and John R. Quinn, dated June 1, 1996 (the "June 1, 1996 Stock Purchase Agreement"), upon the terms and conditions described herein pending the registration of certain shares of Children's Broadcasting Corporation that are being concurrently issued to Quinn ("Shares").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, Quinn, Chil dren's Broadcasting Corporation and the Escrow Agent covenant and agree as follows:

         1. Delivery and Investment of Escrow Deposit. Concurrent with the execution and entering into of this Escrow Agreement, Children's Broadcasting Corporation is delivering to the Escrow Agent the sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00) (hereafter, including any interest earned, the "Escrow Deposit"). The Escrow Agent will promptly invest the Escrow Deposit sum in an interest bearing account or instrument, such account or instrument to have a maturity date of no more than sixty (60) days from the date of this Escrow Agreement, at NationsBank, Washington, D.C., in accord with the rules of the District of Columbia Rules of Professional Conduct relating to the holding of and investment of such funds, and the Escrow Agent will promptly provide evidence to the Children's Broadcasting Corporation and Quinn of such investment. In connection with making any distributions pursuant to this Escrow Agreement, the Escrow Agent may sell, liquidate or dispose of such investments as it deems necessary to make such distributions. The Escrow Agent shall have no liability for any loss in respect of any investments, or any loss resulting from the sale, liquidation or disposition of any such investments as long as such investments are made in accordance with and are consistent with this Escrow Agreement.

         2. Release from Escrow. The Escrow Agent shall release and distribute the Escrow Deposit as follows:

                  (a) the principal of the Escrow Deposit and all inter est earned thereon to the Children's Broadcasting Corporation by wire transfer at or about 1:00 p.m. Eastern Time on the third (3rd) business day after delivery of a written opinion to Escrow Agent upon which the Escrow Agent may rely from the law from of Briggs and Morgan, Minneapolis, Minnesota stating without material qualification that "the Shares are subject to an effective registration statement under the Securities Act of 1933, as amended, as contemplated by the June 1, 1996 Stock Purchase Agreement," unless prior to 1:00 p.m. Eastern Time on the third business day after delivery of the written opinion from Briggs and Morgan, Escrow Agent receives a conflicting written opinion from the law firm of Thompson Coburn, St. Louis, Missouri stating without material qualification that "it has no knowledge or information that the Shares are subject to an effective registration statement under the Securities Act of 1933, as amended, as contemplated by the June 1, 1996 Stock Purchase Agreement" in which case the Escrow Agent shall act in accord with Section 3 below; or

                  (b) the principal of the Escrow Deposit and all interest earned thereon to Quinn by wire transfer at or about 1:00 p.m. Eastern Time on the third (3rd) business day after: (1) the delivery of Quinn's written notice to Escrow Agent that "the Shares are not subject to an effective registration statement under the Securities Act of 1933, as amended, as contemplated by the June 1, 1996 Stock Purchase Agreement"; and (2) the delivery to Escrow Agent of a written opinion upon which the Escrow Agent may rely from the law firm of Thompson Coburn, St. Louis, Missouri stating without material qualification that "the Shares are not subject to an effective registration statement under the Securities Act of 1933, as amended, as contemplated by the June 1, 1996 Stock Purchase Agreement," provided that more than sixty (60) calendar days has elapsed from the date of this Agreement, unless prior to 1:00 p.m. Eastern Time on the third business day after delivery of the Quinn notice and the written opinion from Thompson Coburn, Escrow Agent receives a conflicting written opinion from the law firm of Briggs and Morgan, Minneapolis, Minnesota stating without material qualification that "the Shares are subject to an effective registration statement under the Securities Act of 1933, as amended, as contemplated by the June 1, 1996 Stock Purchase Agreement," in which case the Escrow Agent shall act in accord with Section 3 below;

                  (c) pursuant to the joint written verified instructions of the parties hereto; or

                  (d)  as directed by a decision of a court pursuant to
Section 3 hereof.

         3. Litigation. In the event the parties fail to deliver to the Escrow Agent the opinions described in Section 2(a) or Section 2(b), or the instructions pursuant to Section 2(c), or in the event conflicting opinions are delivered pursuant to Section 2(a) or 2(b), then the Escrow Agent shall retain the Escrow Deposit until a determination settling the dispute between Children's Broadcasting Corporation and Quinn shall have been finally determined by a court of competent jurisdiction in New Jersey. If the Escrow Agent receives conflicting letter opin ions, the Escrow Agent may hire independent counsel to advise it. The legal fees and other expenses of such counsel shall be shared equally by the parties. The parties shall also reimburse the Escrow Agent for all expenses incurred as the result of any litigation or threat thereof to which the Escrow Agent may be subject in connection with the duties set forth herein. In the event that any claim or action whatsoever is commenced to which Escrow Agent is made a party, the Escrow Agent shall have the right to retain counsel of its own choosing, and any and all legal fees and costs for such counsel shall be the joint respon sibility of both the Quinn and Children's Broadcasting Corpora tion, or the responsibility of the party so deemed to be respon sible by the court in such a claim or action.

         4. Duties of the Escrow Agent. The Escrow Agent shall perform only such duties as are expressly set forth in this Escrow Agreement. The Escrow Agent may resign and may be discharged from its duties or obligations hereunder by giving notice of such resignation to Quinn and Children's Broadcasting Corporation specifying a date when such resignation shall take effect, but no such resignation shall be effective until ten (10) days following the date on which the Escrow Agent shall have given notice thereof to Quinn and Children's Broadcasting Corporation. In the event that Quinn and Children's Broadcasting Corporation have not appointed a new escrow agent under this Escrow Agreement and provision has not been made to transfer the Escrow Deposit to such new escrow agent prior to the effective ness of the resignation of the Escrow Agent, then the Escrow Agent may appoint a successor escrow agent which shall be a commercial bank organized under the laws of the United States or any state thereof and having a combined capital and surplus of at least $100,000,000.

         5. Liability of Escrow Agent. The Escrow Agent will act hereunder as a depository only and is not a party to or bound by any agreement, document or understanding to which Children's Broadcasting Corporation and Quinn are parties except for this Escrow Agreement, and is not responsible or liable in any manner for the sufficiency, correctness, genuineness or validity of any of the agreements or documents existing between the parties, and the Escrow Agent undertakes no responsibility or liability for the form and execution of such agreements and documents or the identity, authority, title or rights of any person executing any such agreements and documents. Except for its own gross negli gence or willful misconduct, the Escrow Agent shall not be liable for any action which it may in good faith take or refrain from taking in connection herewith, believed by it to be authorized or within the rights and powers conferred upon it by this Escrow Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent is authorized to act upon any document, request or notice which is believed by them in good faith to be genuine and signed or presented by the proper party or parties, and shall be protected in so acting.

         6. Notices. Any notice, consent, waiver or other commu nication hereunder shall be sent by identical nationally recog nized overnight air courier service, so that delivery is made the next business day, to all parties and counsel at the addresses specified below (or at such other address which party shall specify to the other party in accordance herewith):

                  If to Quinn:

                           John R. Quinn
                           9 Caldwell Place
                           Elizabeth, NJ 07201

                           with a copy to:

                           Robert M. LaRose, Esq.
                           Thompson Coburn
                           One Mercantile Center
                           St. Louis, Missouri 63101-1693

                  If to Children's Broadcasting Corporation

                           Children's Broadcasting Corporation
                           724 First Street North
                           Fourth Floor
                           Minneapolis, Minnesota 55401
                           Attn:  Christopher Dahl

                           with a copy to:

                           Lance Riley, Esquire
                           Radio Management Corporation
                           724 First Street North
                           Fourth Floor
                           Minneapolis, Minnesota 55401

                           and

                           Avron L. Gordon, Esq.
                           Briggs and Morgan
                           2400 IDS Center
                           Minneapolis, Minnesota 55402


                  If to Escrow Agent:

                           Pepper & Corazzini, L.L.P.
                           1776 K Street, N.W. Suite 200
                           Washington, D.C. 20006
                           Attn:  John F. Garziglia, Esq.

Notice or other communication shall be deemed to have been given when delivered.

         7. Construction. This Escrow Agreement shall be construed and enforced in accordance with the substantive laws of the District of Columbia without reference to principles of conflicts of law that may be in effect. If any Section or provision of this Agreement is held to be invalid or unenforceable, all other Sections and provisions shall nevertheless continue in full force and effect.

         8. Attorney's Fees and Costs. Should Children's Broad casting Corporation and Quinn engage in litigation, the prevail ing party in such litigation shall be entitled to reasonable attorneys' fees and costs as shall be determined by the court and a reimbursement by the non-prevailing party of any attorneys' fees and costs paid by the prevailing party to Escrow Agent.

         9. Waiver. Any term or provision of this Escrow Agreement may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Escrow Agreement may be amended or supplemented at any time by the mutual consent of the parties hereto, except that any waiver of any term or condition, or any amendment or supplementation, of this Escrow Agreement shall be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Escrow Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Escrow Agreement.

         10. Multiple Counterparts. This Escrow Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In addition, this Escrow Agreement may contain more than one counterpart of the signature page and this Agreement may be signed by the affixing of the signature of each party to one of such counterpart signature pages; all of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.


         IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement to be effective on the date first above written.



                                    JOHN R. QUINN



                                    /s/ John R. Quinn
                                    John R. Quinn



                                    CHILDREN'S BROADCASTING CORPORATION:



                                    By  /s/ Lance W. Riley
                                        Lance W. Riley
                                        Secretary and General Counsel


                                    ESCROW AGENT:

                                    PEPPER & CORAZZINI, L.L.P.


                                    By /s/ Peter Gutmann
                                       Peter Gutmann
                                       General Partner